UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Old Dominion Electric Cooperative (“ODEC”, “we”, or “our”) entered into a Second Amended and Restated Wholesale Power Contract with each of our eleven member distribution cooperatives on September 2, 2008. See our Current Report on Form 8-K dated September 2, 2008. The eleven member distribution cooperatives are A&N Electric Cooperative, BARC Electric Cooperative, Choptank Electric Cooperative, Inc., Community Electric Cooperative, Delaware Electric Cooperative, Inc., Mecklenburg Electric Cooperative, Northern Neck Electric Cooperative, Prince George Electric Cooperative, Rappahannock Electric Cooperative, Shenandoah Valley Electric Cooperative, and Southside Electric Cooperative. On January 1, 2009, the Second Amended and Restated Wholesale Power Contract became effective. For further discussion of the terms and conditions of the Second Amended and Restated Wholesale Power Contracts, see our Current Report on Form 8-K dated September 2, 2008.

Item 1.02	Termination of Material Definitive Agreements

In connection with the effectiveness of the contracts described by Item 1.01 above, on December 31, 2008, we terminated our existing amended and restated wholesale power contracts with A&N Electric Cooperative, dated April 24, 1992; BARC Electric Cooperative, dated April 22, 1992; Choptank Electric Cooperative, Inc., dated April 20, 1992; Community Electric Cooperative, dated April 28, 1992; Delaware Electric Cooperative, Inc., dated April 22, 1992; Mecklenburg Electric Cooperative, dated April 15, 1992; Northern Neck Electric Cooperative, dated April 21, 1992; Prince George Electric Cooperative, dated May 6, 1992; Rappahannock Electric Cooperative, dated April 17, 1992; Shenandoah Valley Electric Cooperative, dated April 23, 1992; and Southside Electric Cooperative, dated April 22, 1992. For further discussion of the terms and conditions of the Second Amended and Restated Wholesale Power Contracts, see our Current Report on Form 8-K dated September 2, 2008.

On December 31, 2008, the conditions to the settlement, release and withdrawal agreement (the “Agreement”) between ODEC and Northern Virginia Electric Cooperative (“NOVEC”) were satisfied. As a result, we terminated our existing amended and restated wholesale power contract, dated April 28, 1992, with NOVEC in connection with the consummation of the transactions contemplated by the Agreement. NOVEC has withdrawn as a member of ODEC effective as of December 31, 2008. Both ODEC and NOVEC have released each other from all claims against the other and NOVEC further released any right, title or interest it has in ODEC’s equity or assets, including generating facilities. See our Current Report on Form 8-K dated August 15, 2008, for further discussion of the Agreement.

Item 8.01	Other Events

In March 1996, we entered into a lease with an owner trust for the benefit of an investor in which we leased our interest in the Clover Power Station Unit 1 (“Clover Unit 1”) and related common facilities, for a term extendable by the owner trust up to the full productive life of Clover Unit 1, and simultaneously entered into an approximately 21.8 year lease of the interest back to us. In connection with the lease and leaseback of Clover Unit 1, we issued a zero-coupon bond which was pledged as collateral to the trust formed for the benefit of the investor. The zero-coupon bond was insured by Ambac Assurance Corporation (“Ambac”). Under the terms of the arrangements relating to the transaction, we agreed to replace this collateral if the claims paying ability of Ambac fell below “AAA” as rated by S&P or “Aaa” as rated by Moody’s. S&P and Moody’s subsequently lowered their ratings of Ambac and on December 30, 2008, we replaced this collateral with qualifying replacement securities as contemplated by the lease and leaseback arrangements. See Part II, Item 5-Other Information in our Form 10-Q for the Quarterly Period ended September 30, 2008 for further discussion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: January 7, 2009	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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